UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,
Pittsburgh, Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)

(724) 273-3400

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

200 Industry Drive, RIDC Park West,
Pittsburgh, Pennsylvania 15275

ITEM 5. OTHER EVENTS

On June 21, 2004, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”), Diamondbacks Acquisition Inc., a wholly-owned subsidiary of the Company (“DAI”) and Galyan’s Trading Company, Inc. (“Galyan’s”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby the Company, through DAI, will acquire all of Galyan’s issued and outstanding stock through a cash tender offer. Each Galyan’s shareholder would receive $16.75 per share in cash upon successful tender. On June 21, 2004, the Company issued a press release, which was filed as an exhibit to the Company’s Schedule TO-C as of the same date, announcing the execution of the Merger Agreement and related documents.

The tender offer is contingent upon various conditions, including that a majority of Galyan’s issued and outstanding common stock on a fully diluted basis are tendered and not withdrawn. The Company and DAI have also entered into a related Shareholder Tender Agreement, dated as of June 21, 2004 (the “Shareholder Tender Agreement”), with an affiliate of Freeman Spogli & Co. and Limited Brands, Inc., which collectively beneficially own approximately 55% of Galyan’s outstanding common stock. Following completion of the tender offer, DAI will merge with and into Galyan’s, with Galyan’s surviving as a wholly-owned subsidiary of the Company. The summary of the Merger Agreement and the Shareholder Tender Agreement in this Current Report on Form 8-K are qualified in their entirety to the full text of the Merger Agreement and the Shareholder Tender Agreement attached hereto as Exhibits 2.1 and 10.1.

The tender offer described herein has not yet commenced, and this filing is neither an offer to purchase nor a solicitation of an offer to sell shares of Galyan’s. At the time the tender offer is commenced, Dick’s will file a tender offer statement with the U.S. Securities and Exchange Commission. Galyan’s shareholders are strongly advised to read the relevant tender offer documents (including an Offer to Purchase, a Letter of Transmittal, the Solicitation/Recommendation Statement of Galyan’s and other documents) that will be filed with the SEC, because they will contain important information that Galyan’s shareholders should consider before tendering their shares. These documents will be available free of charge on the SEC’s web site, www.sec.gov.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

       Exhibit 2.1     Agreement and Plan of Merger, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc. and Galyan’s Trading Company, Inc.

       Exhibit 10.1     Shareholder Tender Agreement, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc., FS Equity Partners IV, L.P., Limited Brands, Inc. and G Trademark, Inc.

       Exhibit 10.2     Consent and Waiver to the Amended and Restated Credit Agreement, dated as of June 14, 2004, among Dick’s Sporting Goods, Inc., the Lenders party thereto and General Electric Capital Corporation, as agent for the Lenders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: June 22, 2004	By: /S/ MICHAEL F. HINES
Name: Michael F. Hines
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc. and Galyan’s Trading Company, Inc.

10.1	Shareholder Tender Agreement, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc., FS Equity Partners IV, L.P., Limited Brands, Inc. and G Trademark, Inc.

10.2	Consent and Waiver to the Amended and Restated Credit Agreement, dated as of June 14, 2004, among Dick’s Sporting Goods, Inc., the Lenders party thereto and General Electric Capital Corporation, as agent for the Lenders.